EXHIBIT 21




                   EOG Resources, Inc. Subsidiaries

               EOG Resources - Carthage, Inc.
               EOG Resources Investments, Inc.
               EOG Resources Property Management, Inc.
               EOG Resources Acquisitions L.P.
               ERSO, Inc.
               EOG Expat Services, Inc.
               EOG Resources Marketing, Inc.
               EOG - Canada, Inc.
               EOG Company of Canada
               EOG Canada Company Ltd.
               EOG Resources Canada Company
               EOG Resources Canada Inc.
               EOG Finance Canada Inc.
               EOG Canada Holdings I Inc.
               EOG Canada Holdings II Inc.
               Nilo Operating Company
               EOG Resources - Callaghan, Inc.
               Online Energy Solutions, Inc.
               EOG Resources Holdings LLC
               EOG Resources Properties LLC
               Big Sky Ranches, Inc.
               EOG Resources Appalachian LLC
               EOG Resources East Texas, L.P.
               EOG Resources International, Inc.
               EOGI - Abu Dhabi, Inc.
               EOG Resources Abu Dhabi, Ltd.
               EOGI - Algeria, Inc.
               EOGI - Australia, Inc.
               EOG Resources Bangladesh Ltd.
               EOGI - France, Inc.
               EOG Resources France S.A.
               EOGI - Mozambique, Inc.
               EOG Resources Mozambique Ltd.
               EOGI - Qatar, Inc.
               EOGI - Trinidad, Inc.
               EOGI Trinidad Company
               EOG Resources Trinidad Limited
               EOG Resources Trinidad-LRL Limited
               EOG Resources Capital Management I, Ltd.
               Wilsyx International Finance B.V.
               EOGI Company of Trinidad
               Harfin Capital and Finance Ltd.
               OCC Investment Company Ltd.
               Murrott Capital Ltd.
               EOGI Trinidad - U(a) Block Company
               EOG Resources Trinidad - U(a) Block Limited
               EOGI - United Kingdom, Inc.
               EOGI United Kingdom Company B.V.
               EOG Resources UK Limited
               EOGI - Uzbekistan, Inc.
               EOGI - Venezuela, Inc.
               EOGI - Venezuela (Guarico), Inc.
               Ghana Resources Holding Inc.
               Ghana Resources I Ltd.
               Ghana Resources II Ltd.
               Q Resources (U.S.), Inc.
               Energy Search, Incorporated
               EOG Resources Nitro2000 Ltd.